Geospatial Corporation S-1

Exhibit 10.3

GEOSPATIAL HOLDINGS, INC.

2007 STOCK OPTION PLAN

(AS AMENDED AND RESTATED APRIL 25, 2008)

GEOSPATIAL HOLDINGS, INC. 2007 STOCK OPTION PLAN

(AS AMENDED AND RESTATED APRIL 25, 2008)

Article 1. Establishment, Objectives and Duration

1.1 Establishment of the Plan. Geospatial Mapping Systems, Inc., a Delaware corporation (“Geospatial”), adopted the “Geospatial Mapping Systems, Inc. 2007 Stock Option Plan,” effective December 1, 2007. Effective April 25, 2008, Geospatial Holdings, Inc.., a Nevada corporation, assumed the Plan and amended and restated the Plan, as set forth in this document. Options granted prior to April 25, 2008, will continue to be governed by the terms and conditions of this Plan. Capitalized terms will have the meanings given to them in Article 2. The Plan permits the grant of Incentive Stock Options and Nonqualified Stock Options.

1.2 Objectives of the Plan. The Plan’s purpose is to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link Participants’ interests to those of the Company’s shareholders; to give Participants an incentive for excellence in individual performance; and to give the Company a significant advantage in attracting and retaining key employees, directors and consultants.

1.3 Effective Date and Term of the Plan. The amendment and restatement of the Plan will be effective on the Effective Date. The Committee may make Awards and issue Shares under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan. The Plan will terminate upon the earliest of (i) the tenth anniversary of the Effective Date, (ii) the date on which all Shares available for issuance under the Plan have been issued pursuant to the exercise of Options under the Plan, or (iii) the date specified by action of the Board. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Option Agreement evidencing such Award.

Article 2. Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

2.1 “Affiliate” means (a) for purposes of Incentive Stock Options, any corporation that is a parent or subsidiary (as those terms are defined in Code Sections 424(e) and (f)) of the Company, and (b) for all other purposes hereunder, an entity that (directly or indirectly) is controlled by, controls, or is under common control with the Company.

2.2 “Award” means, individually or collectively, a grant under this Plan of an Option to a Participant.

2.3 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4 “Cause” will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean the Participant’s (i) conviction of, or plea of nolo contendere to, a felony or a crime involving an act of moral turpitude, dishonesty or misfeasance; (ii) engagement in any type of disloyalty to any Company Party, including without limitation, fraud, embezzlement, theft, or dishonesty; (iii) unauthorized disclosure of trade secrets or confidential information of any Company Party; (iv) material breach of any confidentiality agreement or non-competition agreement with any Company Party; (v) material breach by the Participant of any agreement relating to Participant’s employment with any Company Party that is not cured within ten (10) days after notice of such breach to the Participant; or (iv) gross misconduct that is injurious to any of the Company Parties.

2.5 “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act), excluding for this purpose, (a) the Participant, (b) the Company or any subsidiary of the Company, or (c) any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company, becomes (or has become during the 12-month period ending on the date of the most recent acquisition by such person) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(ii) Individuals who constitute the Board as of the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period, provided that any person becoming a director on the Board subsequent thereto whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval by the stockholders pursuant to a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all of substantially all of the Company’s assets either directly or through one ore more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the Compensation Committee of the Board or such other committee of the Board (which may be the Board as a whole) designated by the Board to administer the Plan pursuant to Article 3 hereof.

2.8 “Common Stock” means the Company’s common stock, $0.001 par value per share, and any successor securities thereto, including pursuant to a stock dividend, a stock split, reclassification or like action, or pursuant to an exchange (including a merger).

2.9 “Company” means Geospatial Holdings, Inc., a Nevada corporation, and any successor thereto as provided in Article 12.

2.10 “Company Parties” means, collectively and without duplication, the Company and any of its Affiliates.

2.11 “Consultant” means a consultant, advisor or other independent service provider engaged by a Company Party to render services to such Company Party and who is not a Director or an Employee.

2.12 “Designated Beneficiary” means the Person or Persons the Participant designates (who may be designated contingently or successively) from time to time on a signed form prescribed by the Committee, filed with the Company during the Participant’s lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan. Each beneficiary designation will revoke all prior designations by the same Participant. If the Participant has not designated a beneficiary under the Plan, or if the Participant’s Designated Beneficiary is not living on the relevant date hereunder, the Company will treat the Participant’s estate as the Designated Beneficiary.

2.13 “Director” means any individual who is a member of the Board or the board of directors of any other Company Party.

2.14 “Disability” will have the meaning set forth in any long-term disability policy or program sponsored by the Company or any Affiliate covering the Participant, as in effect as of the date of such determination; provided,however, if no such policy or program shall be in effect, “Disability” shall have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. A Participant bound by such agreement shall not be determined to be Disabled under the Plan any earlier than he or she would be determined to be disabled under such agreement. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” will mean any physical or mental impairment that can be expected to last for a continuous period of at least twelve (12) months and renders the Participant unable to engage in any substantial gainful activity, as determined in the Committee’s good faith judgment.

2.15 “Effective Date” means April 25, 2008.

2.16 “Employee” means a person employed by any of the Company Parties, whether by contract or in a common law employee-employer relationship.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18 “Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.19 “Fair Market Value” means on any date, as it relates to a Share: (i) if the Shares are readily tradable on an established securities market, (x) the average of the high and low prices of such Shares as reported on the principal national securities exchange on which the Shares are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or (y) if such Shares are not listed on a national securities exchange, the average of the last reported bid price in the over-the-counter market for such Shares for each of the 20 Business Days preceding the specified date; and (ii) if the Shares are not readily tradable on an established securities market, the value determined by any means determined fair and reasonable by the Board, which determination shall be final and binding on all parties.

2.20 “Fiscal Year” means the 12-consecutive month period coinciding with the Company’s fiscal year.

2.21 “Geospatial” means Geospatial Mapping Systems, Inc., a Delaware corporation.

2.22 “Incentive Stock Option” or “ISO” means an Option that the Board designates as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.22 “Nonqualified Stock Option” means either an Option designated as a Nonqualified Stock Option that is not intended to meet the requirements of Code Section 422 or an Option designated as an ISO but which, for any reason, fails to qualify as an ISO under Code Section 422 and the rules and regulations thereunder.

2.23 “Option” means an option to purchase Shares granted under Article 6.

2.24 “Option Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

2.25 “Owned Shares” means Shares that a Participant has acquired through the exercise of an Option, in accordance with Article 6 and the terms of any Option Agreement.

2.26 “Participant” means a Person selected by the Committee to receive an Award under the Plan, pursuant to Section 5.2, or who has an outstanding Award granted under the Plan.

2.27 “Person” means any individual, partnership, limited partnership, corporation, limited liability company or partnership, association, joint stock company, trust, joint venture, unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

2.28 “Plan” means the Geospatial Holdings, Inc. 2007 Stock Option Plan, as set forth in this document and as amended from time to time.

2.29 “Prior Plan” means the Geospatial Mapping Systems, Inc. 2007 Stock Option Plan.

2.30 “Public Offering” means a public offering of Common Stock (or the securities of any successor to the Company) pursuant to an effective registration statement under the Securities Act.

2.31 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

2.32 “Service” means the provision of services in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

2.33 “Stockholders” means the stockholders of the Company.

2.34 “Shares” means shares of Common Stock.

Article 3. Administration

3.1 Administrator. Except as otherwise determined by the Board, the Plan shall be administered by the Committee.

3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: (i) select eligible Persons to participate in the Plan; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan’s administration; (vi) specify the Exercise Price; and (vii) subject to the provisions of Article 10, amend the Plan or the terms and conditions of any outstanding Award to the extent the terms are within the Committee’s discretion under the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. The Committee may delegate some or all of its authority under the Plan.

It is the Company’s intent that Awards are not to be treated as deferred compensation under Code Section 409A (or any regulations or other guidance promulgated thereunder) and that any ambiguities in construction be interpreted in order to effectuate such intent. Awards under the Plan shall contain such terms as the Committee determines are appropriate to avoid the application of Code Section 409A. In the event that, after the issuance of an Award under the Plan, Code Section 409A or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Code Section 409A, the Committee may (but shall have no obligation to do so) amend or modify the terms of any such previously issued Award to the extent the Committee determines that such amendment or modification is necessary to avoid the application of, or to comply with, Code Section 409A.

3.3 Decisions Binding. All determinations and decisions made by the Board or Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all Persons, including, without limitation, the Company, its Board of Directors, the Stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.4, no more than fifteen million (15,000,000) Shares may be subject to Awards under the Plan. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates shall not reduce the number of Shares available under this Plan.

4.2 Limits on ISOs. The maximum number of Shares that may be issued or transferred to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be fifteen million (15,000,000) Shares. The maximum number of Shares that may be granted during any calendar year to any one Participant under all types of Awards under the Plan is five million (5,000,000) (on an aggregate basis).

4.3 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award will again be available for the grant of an Award under the Plan. Any Shares underlying an Option that is surrendered by a Participant in a cashless exercise transaction will again be available for the grant of an Award under the Plan.

4.4 Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, other distribution of Shares without the receipt of consideration by the Company or otherwise, but not including a Public Offering or other capital infusion from any source) or if the number of Shares is increased through the payment of a dividend, then the Committee shall substitute for or add to each Share that may become subject to an Award the number and kind of shares or other securities into which each such Share was changed, for which each such Share was exchanged or to which each such Share is entitled, as the case may be.

Article 5. Eligibility and Participation

5.1 Eligibility. Any Employee, Director or Consultant is eligible to receive Awards under this Plan.

5.2 Actual Participation. The Committee will determine, within the limits set forth below, those Employees, Directors or Consultants to whom it will grant Awards. Each Employee, Director or Consultant selected by the Committee to receive an Award will become a Participant in the Plan upon execution of an Option Agreement.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee, Director or Advisor, in the number, and upon the terms, and at any time and from time to time, as the Committee determines and sets forth in an Option Agreement.

6.2 Option Agreement. Each Option grant will be evidenced by an Option Agreement that specifies the duration of the Option, the number of Shares to which the Option pertains, the manner, time, and rate of exercise and/or vesting of the Option, and such other provisions as the Committee determines.

6.3 Exercise Price. Each Option grant and Option Agreement will specify the Exercise Price for each Share subject to an Option. The per Share exercise price for Shares to be issued pursuant to the exercise of an Option shall be no less than the Fair Market value per Share on the date the Option is granted.

6.4 Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant and specified in the Option Agreement, but no later than the tenth anniversary of the date of its grant.

6.5 Exercise of Options. Options will become vested and exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves and sets forth in each Option Agreement.

6.6 Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares as to which the Option is exercised and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding tax will be payable to the Company in full either: (i) in United States dollars, in cash or by check, bank draft, or money order payable to the order of the Company; (ii) with Shares owned by the Participant with a Fair Market Value equal to the Exercise Price and any related withholding tax being duly endorsed for transfer to the Company free and clear of any encumbrance; (iii) through a simultaneous exercise of the Participant’s Award and sale of the Shares thereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan; (iv) any combination of cash, check, Shares and/or, simultaneous exercise meeting the requirements of (i) through (iii) above; or (v) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Owned Shares as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

6.8 Termination of Service.

(a) Each Option Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its discretion and may reflect, among other things, distinctions based on the reasons for termination of Service.

(b) Unless sooner terminated as provided in this Plan, in the event of the termination of a Participant’s Service with the Company and any Affiliate for any reason other than death or Disability of the Participant, such Participant may, within thirty (30) days (or such longer period of time as may be provided in the Option Agreement) from the date of such termination (but in no event later than the expiration date of the term of such Option) exercise such option to the extent vested and exercisable.

(c) Unless sooner terminated as provided in this Plan, in the event of the Disability or death of a Participant while employed or engaged by the Company or any Affiliate, Options held by such Participant that are vested and exercisable as of the date of Disability or death shall be exercisable for a period of six (6) months (or such longer period of time as may be provided in the Option Agreement) from the date of the Participant’s Disability or death, as applicable.

(d) In the event of the termination of a Participant’s Service with the Company and any Affiliates for Cause, all Options held by such Participant shall terminate as of the date of such termination.

(e) Options may be terminated at any time by agreement between the Company and the Participant.

6.9 Nontransferability of Options. Except as otherwise provided in a Participant’s Option Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Option Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.10 Legend. Each certificate evidencing Owned Shares and each certificate issued in exchange for or upon the transfer of any Owned Shares will be stamped or otherwise imprinted with such legend as the Committee requires.

6.11 Financial Information. The Committee shall distribute financial statements at least annually to any Participants who live in California and who are not key employees whose duties in connection with the issuer assure them to access to equivalent information.

6.12 Incentive Stock Options. Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any award of Incentive Stock Options:

(a)	The Board may award Incentive Stock Options only to Employees.

(b)	An Option will not constitute an ISO under the Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which ISOs are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such ISO is granted.

(c)	If the Employee to whom an ISO is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any of its Affiliates, then: (i) the Exercise Price for each Share subject to the ISO will be at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant; and (ii) the ISO will expire upon the earlier of (A) the time specified by the Board in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)	No Option that is intended to be an ISO may be granted under the Plan until the Company’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be ISOs. No Option that is intended to be an ISO may be granted under the Plan after the tenth anniversary of the date Geospatial adopted the Prior Plan or Geospatials stockholders approved the Prior Plan, whichever is earlier.

(e)	An ISO must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant’s termination of Service for a reason other than death or Disability, or (iii) 12 months after the Participant’s termination of Service for death or Disability.

(f)	The Participant must notify the Company of any disposition of any Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) (any such circumstance, a “Disqualifying Disposition”), within 10 days of such Disqualifying Disposition.

(g)	An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

Article 7. Change in Control

Notwithstanding anything to the contrary set forth in this Plan, in the event of a Change in Control, the Board shall have the right, in its sole discretion, to accelerate the vesting and exercisability of all Options that are not vested and exercisable as of the date of the Change of Control and/or establish an earlier date for the expiration of the exercise of an Option (notwithstanding a later expiration of exercisability set forth in an Option Agreement). In addition, in the event of a Change in Control, the Board shall have the right, in its sole discretion: (i) to arrange for the successor company (or other entity) to assume all of the rights and obligations of the Company under this Plan, or (ii) to terminate this Plan and any outstanding Options and (A) to pay to all Participants cash with respect to such Options that are vested (or that become vested) as of the date of the Change in Control in an amount equal to the difference between the Exercise Price of each such Option and the Fair Market Value of a Share (determined as of the date the Plan is terminated) multiplied by the number of Options that are vested (or that become vested) as of the date of the Change of Control, or (B) to arrange for the exchange of all Options for options to purchase common stock in the successor corporation, or (C) to distribute to each Participant other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Shares subject to the Option at the time of the Change in Control. The form of payment or distribution to the Participant pursuant to this Section shall be determined by the Board in its sole discretion. If the Change in Control is structured as a (i) merger or consolidation, the Participant shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Shares, each Participant will agree to sell all of his or her Owned Shares and vested Options on the terms and conditions approved by the Committee and comparable to the terms applicable to the beneficial owners of the Company’s outstanding voting stock. All Participants will take all actions the Committee considers necessary or desirable in connection with the consummation of the Change in Control.

Article 8. Breach of Restrictive Covenants

An Option Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the provisions of the Option Agreement with respect to non-competition or nonsolicitation of customers, suppliers, licensees, licensors or other business relations, whether during or after termination of Service, the Participant will forfeit and/or repay to the Company:

(a) any and all Awards granted or transferred to him or her under the Plan, including Awards that have become vested and exercisable; and

(b) the profit the Participant has realized on the exercise of any Options, which is the difference between (i) the Exercise Price of the Options the Participant exercised after terminating Service and within the six (6) month period immediately preceding the Participant’s termination of Service and (ii) the applicable Fair Market Value of the Shares purchased under such Options.

Article 9. Rights of Participants

(a) Nothing in the Plan will interfere with or limit in any way the right of any of the Company Parties to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of any of the Company Parties.

(b) A Participant shall have no rights as a Stockholder with respect to Shares covered by an Award until the date the Participant or his nominee, guardian, or legal representative is the holder of record of the Shares.

Article 10. Amendment, Modification and Termination

10.1 The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. Subject to the terms and conditions of the Plan, the Board may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, materially and adversely alter or impair any rights or obligations under any Award already granted under the Plan.

10.2 Adjustment of Awards Upon the Occurrence of Certain Events.

(a) Equity Restructurings. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company through a non-reciprocal transaction, such as a reorganization, distribution or other similar transaction, between the Company and its Stockholders that causes the per Share fair value underlying an Award to change, a proportionate adjustment shall be made to the number or kind of Shares or other securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Option shall be made without change in the aggregate Exercise Price applicable to the unexercised portion of such Option but with a corresponding adjustment in the Exercise Price for each Share or other security covered by such Option.

(b) Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Exercise Price of any outstanding Option, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the Shares resulting from any reciprocal transaction, such as a merger or other similar transaction.

(c) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.

(d) Fractional Shares and Notice. Fractional Shares resulting from any adjustment in Awards pursuant to this Section 10.2 may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

Article 11. Withholding

11.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

11.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value, determined as of (i) the last day of the calendar month ending on or immediately preceding the date the Participant recognizes taxable income on the Award, or (ii) the end of the Company’s most recently concluded Fiscal Year, whichever date produces the lower Fair Market Value figure, equal to the minimum amount of withholding tax required to be collected on the transaction. The Participant may elect to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 12. Successors

All obligations of the Company under the Plan or any Option Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s shares, or a merger, consolidation, or otherwise.

Article 13. Legal Construction

13.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

13.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board or Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

13.5 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

13.6 Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Award hereunder, and the Board and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, By-Laws by agreement or otherwise as may be amended from time to time.

13.7 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.

13.8 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction.